                                   EXHIBIT 16


Pennell Kerr Foster of Texas, P.C.
Certified Public Accountants
5151 San Felipe, Suite 5000
Houston, Texas 77056
Phone: (713) 860-1400
Fax: (713)355-3909
www.pkftexas.com


           March 8, 1999



Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of the Report on Form 8-K/A Amendment No. 1 to Current Report of Regal International, Inc. (Commission File Number 1-8334) and we agree with statements contained therein as they relate to our firm.


Very truly yours,


/s/ Pannell Kerr Forster of Texas, P.C.

Pannell Kerr Forster of Texas, P.C.


                                       4